                                                   CERTIFICATION

                  I, BONITA J. SMITH, Assistant Secretary of EDISON INTERNATIONAL, certify that the attached is an accurate and complete copy of a resolution of the Board of Directors of the corporation, duly adopted at a meeting of its Board of Directors held on November 18, 2004.

Dated:  December 7, 2004

                                                                   /s/ BONITA J. SMITH
                                                             -------------------------------
                                                                   Assistant Secretary
                                                                   EDISON INTERNATIONAL

Page

                                      RESOLUTION OF THE BOARD OF DIRECTORS OF

                                               EDISON INTERNATIONAL

                                            Adopted: November 18, 2004

                           RE: ADOPTION OF DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                  WHEREAS, it is in the best interests of this corporation to authorize the creation and adoption of a new Dividend Reinvestment and Stock Purchase Plan (the "Plan"), which would replace the current Dividend
Reinvestment Plan and Stock Purchase (the "DRIP Plan"), to provide greater access for investors to purchase shares of this corporation's common stock (the "Common Stock");

                  WHEREAS, it is desirable to provide for the offering, issuance and sale of shares of Common
Stock with the attached rights to purchase Series A Junior Participating Cumulative Preferred Stock (the
"Rights") through the Plan;

                  WHEREAS, it is necessary under the rules and regulations of the Securities and Exchange
Commission ("SEC") to register such shares with the Rights under the Securities Act of 1933, as amended
("Securities Act");

                  WHEREAS, the Common Stock and the Rights are listed on the New York Stock Exchange, Inc. (the
"NYSE") and the Pacific Exchange, Inc (the "PE"), but this corporation currently is pursuing withdrawal of the
Common Stock from registration and listing on the PE; and

                  WHEREAS, it is desirable to list shares to be newly issued and the Rights on the NYSE, and on the PE only if required or necessary;

                  NOW, THEREFORE, BE IT RESOLVED, that this Board of Directors authorizes the creation and adoption of a Dividend Reinvestment and Stock Purchase Plan, in such form as is approved by any of the officers of this corporation, and the termination of the DRIP Plan at such time as deemed appropriate by any of the officers of this corporation;

                  BE IT FURTHER RESOLVED, that this corporation is authorized to offer, issue and sell an aggregate amount of up to 10,000,000 shares of Common Stock ("Plan Shares") with the Rights pursuant to the terms of the Plan, the Plan Shares to be either:  (i) originally issued and sold to the Plan on behalf of the participants in the Plan at such times as the Chairman of the Board, President and Chief Executive Officer or the
Executive Vice President, Chief Financial Officer, and Treasurer or any Assistant Treasurer, acting alone, may determine to be advisable in view of the capital requirements of this corporation and its subsidiaries and at prices determined in accordance with formulas contained in the Plan, as the Plan may be amended from time to time; provided that such formulas shall be based upon market prices at specified times or over specified periods so as to approximate the effect of selling shares on the open market; or (ii) purchased on the open market by the agent for the Plan whenever Plan Shares are not issued and made available by this corporation for purchase.

                 BE IT FURTHER RESOLVED, that each of the officers of this corporation is authorized to prepare, execute, and file, or cause to be prepared, executed, and filed, with the SEC, at one time or from time to time, one or more Registration Statements on Form S-3 or other appropriate form, together with all documents required as exhibits thereto and any and all amendments and/or supplements deemed necessary or appropriate by such officer or officers, for the registration and continued registration under the Securities Act of the offering and sale of the Plan Shares with the Rights and related beneficial interests pursuant to the terms and conditions of the Plan.

                  BE IT FURTHER RESOLVED, that for the purpose of listing the Plan Shares that may be newly issued and the Rights on the NYSE, and the PE if required or necessary, each of the officers of this corporation is authorized to execute and file or cause to be executed and filed with such exchanges, in the name and on behalf of this corporation, at one time or from time to time, and for any number of shares up to the aggregate amount of 10,000,0000 shares, one or more listing applications (including any amendments or supplements thereto), and such other filings, instruments and documents as such officer or counsel of this corporation shall deem necessary or convenient to effect or maintain, or otherwise in connection with, those listings and to make such appearances before such commissions or governmental agencies as such officer shall deem appropriate.

                  BE IT FURTHER RESOLVED, that each of the officers of this corporation is authorized to execute and deliver on behalf of this corporation a power of attorney or powers of attorney appointing Bryant C. Danner,
Theodore F. Craver, Jr., Polly L. Gault, Thomas M. Noonan, Jo Ann Newton, Beverly P. Ryder, Kenneth S. Stewart,
Mary C. Simpson, Paige W. R. White, Michael A. Henry, Darla F. Forte and Bonita J. Smith, or any one of them, to act severally as attorney-in-fact in their respective names, places, and steads, and on behalf of this corporation to execute, sign, file or cause to be filed with the SEC on behalf of this corporation any registration statements for the Plan Shares with the Rights and related beneficial interests, and any and all amendments and supplements to any of the foregoing, together with any other documents related thereto, and any other documents to be filed by this corporation with any stock exchange for the purpose of listing any of the
Plan shares and the Rights.

                  BE IT FURTHER RESOLVED, that each of the officers of this corporation is authorized and directed, in the name and on behalf of this corporation or otherwise, to execute and file, or cause to be filed, such consents to service of process, powers of attorney, applications and other documents with authorities of such states or other jurisdictions and to do such other acts and things as the officer or officers may deem to be necessary or appropriate to comply with the securities, Blue Sky or similar laws of such states or jurisdictions;
provided, however, that this corporation shall not thereby qualify as a foreign corporation in such states or jurisdictions.

                  BE IT FURTHER RESOLVED, that each of the officers of this corporation is authorized to take such other actions, or cause such other actions to be taken, including but not limited to the selection of an administrator or agent for the Plan, and the payment of any fees, taxes, or other expenses, and to cause to be prepared and to execute and deliver all such other documents as in the judgment of the officer or officers acting, or of counsel for this corporation, may be necessary or appropriate to carry out the intent of the foregoing provisions of this resolution.

APPROVED:

/s/ John E. Bryson
--------------------------------------------------------------
Chairman of the Board

/s/ Bryant C. Danner
--------------------------------------------------------------
Executive Vice President and General Counsel